EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-12755, 33-80504, and 33-3327 of Sharper Image Corporation, all on Forms S-8, of our report dated June 11, 1998, appearing in this Annual Report on Form 11-K of The Sharper Image 401k Savings Plan for the year ended December 31, 1998.



/s/    Deloitte & Touche LLP
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June 23, 1999

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